Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock, par value $0.00001, of Sysorex, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 2, 2022

BIGGER CAPITAL FUND, LP		DISTRICT 2 CAPITAL LP

By:	Bigger Capital Fund GP, LLC, its general partner	By:	/s/ Michael Bigger
Michael Bigger
By:	/s/ Michael Bigger		Managing Member
Michael Bigger
Managing Member
DISTRICT 2 HOLDINGS LLC

DISTRICT 2 CAPITAL FUND LP		By:	/s/ Michael Bigger
Michael Bigger
By:	District 2 GP LLC, its general partner		Managing Member

By:	/s/ Michael Bigger
	Michael Bigger	/s/ Michael Bigger
	Managing Member	MICHAEL BIGGER

DISTRICT 2 GP LLC		/s/ Eric Schlanger
ERIC SCHLANGER
By:	/s/ Michael Bigger
Michael Bigger
Managing Member

BIGGER CAPITAL FUND GP, LLC

By:	/s/ Michael Bigger
Michael Bigger
Managing Member